                                 NEXTCARD, INC.
                                 1997 STOCK PLAN

                         STOCK PURCHASE RIGHT AGREEMENT

         Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Purchase Right Agreement.

I. NOTICE OF GRANT OF STOCK PURCHASE RIGHT


-------------------

-------------------

-------------------

         The undersigned Grantee has been granted a stock purchase right to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Purchase Right Agreement, as follows:

         Grant Number                            SP-__

         Date of Grant                           _________________

         Vesting Commencement Date               _________________

         Exercise Price per Share               $_________________

         Total Number of Shares Granted          _________________

         Total Exercise Price                   $_________________

         Term/Expiration Date:                   _________________

         Vesting Schedule:

         This Stock Purchase Right shall be exercisable, in whole or in part, according to the following vesting schedule: Twenty-five percent (25%) of the Shares subject to the Stock Purchase Right shall vest twelve months after the Vesting Commencement Date, and one thirty-sixth (1/36) of the remainder shall vest each month thereafter, subject to Grantee's continuing to be a Service Provider on such dates.

         Termination Period:

         This Stock Purchase Right shall be exercisable for three (3) months after Grantee ceases to be a Service Provider. Upon Grantee's death or disability, this Stock Purchase Right may be exercised for such longer period as provided in the Plan. In no event may Grantee exercise this Stock Purchase Right after the Term/Expiration Date as provided above.

II.      AGREEMENT

         1. Grant of Stock Purchase Right. The Plan Administrator of the Company hereby grants to the Grantee named in the Notice of Grant (the "Grantee"), a stock purchase right (the "Stock Purchase Right") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Purchase Right Agreement, the terms and conditions of the Plan shall prevail.

         2. Exercise of Stock Purchase Right.

                 (a) Right to Exercise. This Stock Purchase Right shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Stock Purchase Right Agreement.

                 (b) Method of Exercise. This Stock Purchase Right shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Stock Purchase Right, the number of Shares with respect to which the Stock Purchase Right is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Stock Purchase Right shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                 No Shares shall be issued pursuant to the exercise of this Stock Purchase Right unless such issuance and such exercise complies with Applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Stock Purchase Right is exercised with respect to such Shares.

         3. Grantee's Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Stock Purchase Right is exercised, the Grantee shall, if required by the Company, concurrently with the exercise of all or any portion of this Stock Purchase Right, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

         4. Lock-Up Period. Grantee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Grantee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Grantee:

                 (a)     cash or check;

                 (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

                 (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Grantee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         6. Restrictions on Exercise. This Stock Purchase Right may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

         7. Non-Transferability of Stock Purchase Right. This Stock Purchase Right may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by Grantee. The terms of the Plan and this Stock Purchase Right Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

         8. Term of Stock Purchase Right. This Stock Purchase Right may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Stock Purchase Right Agreement.

         9. Tax Consequences. The Grantee has reviewed with the Grantee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Stock Purchase Right Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be solely and exclusively responsible for the Grantee's own tax liability (including without limitation any filings with any federal, state, local or foreign tax authority that may be necessary or advisable for the Grantee to make) that may arise as a result of the transactions contemplated by this Stock Purchase Right Agreement.

         10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Stock Purchase Right Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and Grantee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

         11. No Guarantee of Continued Service. GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF STOCK PURCHASE RIGHTS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS STOCK PURCHASE AGREEMENT OR ACQUIRING SHARES HEREUNDER). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK PURCHASE RIGHT AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE GRANTEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Purchase Right Agreement subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Stock Purchase Right Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Purchase Right Agreement and fully understands all provisions of the Stock Purchase Right Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Stock Purchase Right Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated below.

GRANTEE:                                 NEXTCARD, INC.


----------------------------------       ---------------------------------------
Signature                                By:      _________________
                                         Its:     _________________
----------------------------------
Print Name

----------------------------------


----------------------------------
Residence Address

                                    EXHIBIT A

                                 NEXTCARD, INC.
                                 1997 STOCK PLAN

                                 EXERCISE NOTICE

NextCard, Inc.
595 Market Street, Suite 1800
San Francisco, CA 94105
Attention:  Secretary

         1. Exercise of Stock Purchase Right. Effective as of today, ______________(date), the undersigned ("Grantee") hereby elects to exercise Grantee's right to purchase _________ shares of the Common Stock (the "Shares") of NextCard, Inc. (the "Company") under and pursuant to the 1997 Stock Plan (the "Plan") and the Stock Purchase Right Agreement dated _________________ (the "Stock Purchase Right Agreement").

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Stock Purchase Right Agreement.

         3. Representations of Grantee. Grantee acknowledges that Grantee has received, read and understood the Plan and the Stock Purchase Right Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares underlying the Stock Purchase Right Agreement, notwithstanding the exercise of the Stock Purchase Right. The Shares shall be issued to the Grantee as soon as practicable after the Stock Purchase Right is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

         5. Tax Consultation. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee's purchase or disposition of the Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company for any tax advice.

         6. Restrictive Legends and Stop-Transfer Orders. Grantee acknowledges and understands that, due to his position within the Company, the Shares may constitute "restricted securities" under the Securities Act and may only be sold or otherwise disposed of in accordance with the provisions of Rule 144 thereunder. Grantee agrees that, in order to ensure compliance with federal and state securities laws, the Company may place restrictive legends or issue appropriate "stop transfer" instructions to its transfer agent.

         7. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Stock Purchase Right Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Stock Purchase Right Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

         8. Interpretation. Any dispute regarding the interpretation of this Stock Purchase Right Agreement shall be submitted by Grantee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

         9. Governing Law; Severability. This Stock Purchase Right Agreement is governed by the internal substantive laws but not the choice of law rules, of California.

         10. Entire Agreement. The Plan and the Stock Purchase Right Agreement is incorporated herein by reference. This Exercise Notice, the Stock Purchase Right Agreement, the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and Grantee.

Submitted by:                          Accepted by:

GRANTEE                                NextCard, Inc.


----------------------------------

          -------------------------------------
Signature                              By:


----------------------------------

          -------------------------------------
Print Name                             Its:


Address:                               Address:


----------------------------------     595 Market Street, Suite 1800
                                       San Francisco, CA 94105
---------------------------------


          -------------------------------------
                                       Date Received

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY:        NEXTCARD, INC.

SECURITY:       COMMON STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

         (c) Grantee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (d) Grantee acknowledges and understands that the Securities may constitute "restricted securities" under the Securities Act and may not have been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee's investment intent as expressed herein. In this connection, Grantee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Grantee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

         (e) Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Stock Purchase Right to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of the Stock Purchase Right, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

         (f) Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                       Signature of Grantee:


                                       -------------------------------------


                                        Date:
                                             -------------------------------